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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                      OCTOBER 20, 2000 (SEPTEMBER 29, 2000)
                      -------------------------------------

                           ML MACADAMIA ORCHARDS, L.P.
                           ---------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                      1-9145                 99-0248088
-------------------------------       ------------         -------------------
(State or other jurisdiction of       (Commission           (I.R.S. Employer
 incorporation or organization)       File Number)         Identification No.)

    828 FORT STREET, HONOLULU, HAWAII                           96813
    ---------------------------------                           -----
(Address of Principal Executive Offices)                      (Zip Code)

                                  808-532-4130
                                  ------------
               Registrant's telephone number, including area code


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ITEM 5.   OTHER EVENTS.

     On September 29, 2000, C. Brewer and Company, Ltd., the owner of Mauna Loa Macadamia Nut Corporation ("Mauna Loa"), announced that it had sold all of the stock in Mauna Loa to The Shansby Group, a San Francisco based private equity partnership. A press release issued by the parties indicates that the management team at Mauna Loa will continue in place.

     Mauna Loa is the largest macadamia nut processor and distributor in the world and is the exclusive purchaser of all of ML Macadamia Orchards, L.P.'s ("the Partnership") macadamia nuts under long-term nut purchase contracts. The long-term nut purchase contracts between Mauna Loa and the Partnership will remain in effect. However, since Mauna Loa's performance partly determines the price that the Partnership receives for its macadamia nuts, the Partnership has no way of knowing whether a change in Mauna Loa's ownership would enhance or diminish Mauna Loa's performance, and thus, affect the Partnership's returns.

     C. Brewer and Company, Ltd. is also the owner of ML Resources, Inc., the general partner of the Partnership.

ITEM 7.  EXHIBITS

    (c)   Exhibits.

             99.1     Press Release dated October 2, 2000


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       ML MACADAMIA ORCHARDS, L.P.
                                                (Registrant)

                                       By  ML RESOURCES, INC.
                                          Managing General Partner

DATED:   October 20, 2000              By          /s/ Gregory A. Sprecher
         ----------------                  ------------------------------------

                                                     GREGORY A. SPRECHER
                                                  Senior Vice President and
                                                   Chief Financial Officer

                                  EXHIBIT INDEX

                Exhibit
                Number        Description
                ------        -----------
                 99.1         Press Release dated October 2, 2000






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